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PROFESSIONAL
CORPORATION

                                              March 13, 2000
      WEISS
      JENSEN
      ELLIS &
      HOWARD

ATTORNEYS AT LAW
                         First Investors Management Company, Inc.
MARK A. von BERGEN       95 Wall Street
mvb@weiss-law.com        New York, New York 10005-4297
2300 US BANCORP
111 SW FIFTH AVE.          RE:   FIRST INVESTORS MULTI-STATE INSURED TAX-FREE FUND
PORTLAND, OR 97204
TEL 503.243.2300         Gentlemen:
-----------------
FAX 503.241.8014              We hereby consent to the use of our name and the reference
1-800-736-2301           statement on Form N-1A of First Investors Multi-State Insured Tax
-----------------        of our firm in Post-Effective Amendment No. 25 to the Registration
MAIL@WEISS-LAW.COM       Free Fund and the related Prospectus and Statement of Additional
------------------       Information.
www.weiss-law.com
                                                Very truly yours,

                                                WEISS, JENSEN, ELLIS & HOWARD
                                                A Professional Corporation

                                                /s/ WEISS, JENSEN, ELLIS & HOWARD
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